Coburn Petroleum Engineering

R. W. Coburn

                               April 11, 2001

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the use of our engineering report dated July 25, 2000, in this Registration Statement on Form SB-2 of Miller Petroleum, Inc. for the years ended April 30, 2000, and 1999, which is part of this Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.

                                       COBURN PETROLEUM ENGINEERING

                                       /s/ R. W. Coburn

                                       R. W. Coburn
                                       Registered Petroleum Engineer
                                       Okla. #3449